UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The board of directors and stockholders of HealthLynked Corp., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-100 (the “Reverse Stock Split”). The Reverse Stock Split went effective on September 4, 2025 (the “Market Effective Date”).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Common Stock began trading on a split-adjusted basis on the OTCQB on the Market Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 42228P 300. The Company’s ticker symbol on the OTCQB will be “HLYKD” for 20 trading days, including the Market Effective Date.

Split Adjustment; Treatment of Fractional Shares. The total number of shares of Common Stock held by each stockholder of the Company was converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 100. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split is being rounded to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split instead holds one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares are being issued in connection with the Reverse Stock Split and no cash or other consideration is being paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company is treating stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees are instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. The shares of Common Stock underlying the Company’s outstanding awarded options, convertible notes and warrants will be similarly adjusted along with corresponding adjustments to their exercise prices. ClearTrust, LLC, the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the process for exchanging shares.

Certificate of Amendment; Stockholder Approval. The Company effected the Reverse Stock Split pursuant to the Company’s filing of the Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada on September 2, 2025, in accordance with Nevada Revised Statutes 78.390. The Certificate of Amendment became effective at 12:01 a.m. on September 4, 2025. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization. The number of authorized shares of Common Stock remain unchanged at 500,000,000 shares. As of September 2, 2025, there were 284,778,332 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there are 2,847,784 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split did not have any effect on the stated par value of the Common Stock.

Item 7.01. Regulation FD Disclosure.

On September 4, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of HealthLynked Corp.
99.1	Press Release dated September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: September 5, 2025	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer

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